Exhibit 2

LOCK-UP AGREEMENT

August 13, 2020

ROBERT W. BAIRD & CO. INCORPORATED
As Representative of
the several Underwriters listed in
Schedule 1 to the Underwriting Agreement referred to below
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Re:	Griffon Corporation --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Griffon Corporation, a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.25 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Robert W. Baird & Co. Incorporated on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.25 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock to partners, members or stockholders of the undersigned, (D) transfers to any trust for the direct or indirect benefit of the undersigned or a member of the immediate family of the undersigned; (E) if the undersigned is a trust, transfers to any beneficiary of the trust or a member of the immediate family of any such beneficiary, (F) transfers to any corporation, partnership, limited liability company or other entity, the beneficial ownership interests of which are held by the undersigned, (G) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (H) transfers to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or in connection with a divorce settlement or (I) transfers to any affiliate of the undersigned or any investment fund or other entity (including any joint venture entity) controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F), (G), (H) or (I), each donee, transferee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F), (G), (H) or (I), no filing by, or on behalf of, any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above); and provided further, that (i) in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F), (G), (H) or (I), any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (i) equity interests of such transferee or (ii) such transferee’s interests in the transferor. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions shall also not apply to (i) the establishment of a contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), provided that (x) no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock shall be made pursuant to such Rule 10b5-1 Plan prior to the expiration of the Restricted Period referred to above, and (y) no filing by, or on behalf of, any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with the establishment of such trading plan, or (ii) the disposition of shares of Common Stock to the Company for the purpose of covering tax liabilities and/or the exercise price in connection with the exercise of options to purchase shares of Common Stock or the vesting of restricted stock units or shares of restricted stock or to effect the cashless exercise or net share settlement of options to purchase shares of Common Stock, in each case, awarded pursuant to the Company’s existing equity compensation plans that have been entered into prior to the date of this Letter Agreement and are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided no filing by, or on behalf of, any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).

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In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by September 13, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

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This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:	/s/ Ronald J. Kramer
Name: Ronald J. Kramer
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